QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

FS ENERGY AND POWER FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Cira Centre, 2929 Arch Street, Suite 675
Philadelphia, Pennsylvania 19104

April 30, 2013

Dear Fellow Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of FS Energy and Power Fund (the "Company") to be held on Thursday, June 20, 2013 at 11:00 a.m., Eastern Time, at the offices of the Company, located at Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.

        Because we are a widely held business development company with more than 24,000 shareholders of record, your vote is very important! Your immediate response will help avoid potential delays and may save the Company significant additional expenses associated with soliciting shareholder votes.

        The Notice of Annual Meeting of Shareholders and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to:

          (i)  elect ten members of the board of trustees of the Company to serve until the 2014 annual meeting of shareholders and until their successors are duly elected and qualified; and

         (ii)  ratify the appointment of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

        The Company's board of trustees unanimously recommends that you vote FOR each of the proposals to be considered and voted on at the Annual Meeting.

        It is important that your common shares be represented at the Annual Meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the proxy statement and on the enclosed proxy card. Your vote and participation in the governance of the Company are very important to us.

Sincerely yours,

Michael C. Forman Chairman, President and Chief Executive Officer

FS ENERGY AND POWER FUND

Cira Centre, 2929 Arch Street, Suite 675
Philadelphia, Pennsylvania 19104

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 20, 2013

To the Shareholders of FS Energy and Power Fund:

        NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of FS Energy and Power Fund, a Delaware statutory trust (the "Company"), will be held at the offices of the Company, located at Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, on Thursday, June 20, 2013 at: 11:00 a.m., Eastern Time (the "Annual Meeting"), for the following purposes:

  1.
  To elect ten members of the board of trustees of the Company to serve until the 2014 annual meeting of shareholders and until their successors are duly elected and qualified.

  2.
  To ratify the appointment of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

  3.
  To transact such other business as may properly come before the Annual Meeting, and adjournments or postponements thereof.

        The board of trustees has fixed the close of business on April 10, 2013 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof.

        The Company has enclosed a copy of the proxy statement, the proxy card and the Company's annual report to shareholders for the year ended December 31, 2012 (the "Annual Report"). The proxy statement, the proxy card and the Annual Report are also available on the Company's website at www.fsenergyandpowerfund.com. If you plan on attending the Annual Meeting and voting your common shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (877) 628-8575.

By Order of the Board of Trustees,

Stephen S. Sypherd Vice President, Treasurer and Secretary

April 30, 2013

        Shareholders are requested to execute and return promptly the accompanying proxy card, which is being solicited by the board of trustees of the Company. You may execute the proxy card using the methods described in the proxy card. Executing the proxy card is important to ensure a quorum at the Annual Meeting. Shareholders also have the option to authorize their proxies by telephone or through the Internet by following the instructions printed on the proxy card. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the Annual Meeting and voting in person.

FS ENERGY AND POWER FUND

Cira Centre, 2929 Arch Street, Suite 675
Philadelphia, Pennsylvania 19104

ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 20, 2013

PROXY STATEMENT

GENERAL

        This proxy statement is furnished in connection with the solicitation of proxies by the board of trustees (the "Board") of FS Energy and Power Fund, a Delaware statutory trust (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at 11:00 a.m., Eastern Time, on Thursday, June 20, 2013, at the offices of the Company, located at Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, and any adjournments or postponements thereof (the "Annual Meeting"). This proxy statement and the accompanying materials are being mailed to shareholders of record described below on or about April 30, 2013 and are available on the Company's website at www.fsenergyandpowerfund.com.

        All properly executed proxies representing common shares of beneficial interest, par value $0.001 per share, of the Company (the "Common Shares") received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the Common Shares will be voted FOR:

        (i)    the proposal to elect each of the trustee nominees named herein to the Board to serve until the 2014 annual meeting of shareholders and until his successor is duly elected and qualified (the "Trustee Proposal"); and

        (ii)   the proposal to ratify the appointment of McGladrey LLP as the Company's independent registered public accounting firm (the "Accountant Proposal").

        Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise. Any shareholder who executes a proxy may revoke it with respect to any proposal by attending the Annual Meeting and voting his or her Common Shares in person, or by submitting a letter of revocation or a later- dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Quorum

        Shareholders of the Company are entitled to one vote for each Common Share held. Under the Company's Amended and Restated Bylaws, one third of the number of Common Shares entitled to be cast, present in person or by proxy, constitutes a quorum for the transaction of business. Abstentions will be treated as Common Shares that are present for purposes of determining the presence of a quorum for transacting business at the Annual Meeting. Common Shares for which brokers have not received voting instructions from the beneficial owner of the Common Shares and do not have, or choose not to exercise, discretionary authority to vote the Common Shares on certain proposals (which are considered "broker non-votes" with respect to such proposals) also will be treated as Common Shares present for quorum purposes.

Adjournments

        In the event that a quorum is not present at the Annual Meeting, the chairman of the Annual Meeting or the shareholders entitled to vote at the Annual Meeting, present in person or by proxy, shall have the power to adjourn the Annual Meeting from time to time to a date not more than 120 days after the original record date without notice other than the announcement at the Annual Meeting to permit further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought. Any business that might have been transacted at the Annual Meeting originally called may be transacted at any such adjourned session(s) at which a quorum is present.

        If there appear not to be enough votes to approve any proposal at the Annual Meeting, the chairman of the Annual Meeting or the shareholders of the Company who are represented in person or by proxy may vote to adjourn the Annual Meeting to permit further solicitation of proxies. The persons named as proxies for the Company will vote proxies held by them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

        If sufficient votes in favor of one or more proposals have been received by the time of the Annual Meeting, the proposals will be acted upon and such actions will be final, regardless of any subsequent adjournment to consider other proposals.

Record Date

        The Board has fixed the close of business on April 10, 2013 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and all adjournments or postponements thereof. As of the Record Date, there were 91,457,433 Common Shares outstanding.

Required Vote

        Election of Trustee Nominees. Each trustee shall be elected by a plurality of all the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on the Trustee Proposal. Common Shares represented by broker non-votes are not considered votes cast and thus have no effect on the Trustee Proposal.

        Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present, is required to ratify the appointment of McGladrey LLP to serve as the Company's independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the Accountant Proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company's independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Common Shares, there will not be any broker non-votes with respect to the Accountant Proposal.

Householding

        The Company combines mailings for multiple accounts going to a single household by delivering to that address in a single envelope a copy of the document (annual reports, prospectuses, proxy statements, etc.) or other communications for all accounts who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules of the Securities and Exchange Commission (the "SEC"). If you do not want the Company to continue consolidating your Company mailings and would prefer to receive separate mailings of Company communications, please contact the Company's transfer agent, DST Systems, Inc. at (877) 628-8575 or send mail to FS Energy and Power Fund, c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, Missouri 64105.

Voting

        You may vote in person at the Annual Meeting or by proxy in accordance with the instructions provided below. You may also authorize a proxy by telephone or through the Internet using the toll-free telephone number or web address printed on your proxy card. Authorizing a proxy by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or Internet link. Shareholders of the Company are entitled to one vote for each Common Share held.

        When voting by proxy and mailing your proxy card, you are required to:

  •
  indicate your instructions on the proxy card;

  •
  date and sign the proxy card;

  •
  mail the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States; and

  •
  allow sufficient time for the proxy card to be received on or before 11:00 a.m., Eastern Time, on June 20, 2013.

        The Company has enclosed a copy of this proxy statement, the proxy card and the Company's annual report to shareholders for the year ended December 31, 2012 (the "Annual Report"). This proxy statement, the proxy card and the Annual Report are also available on the Company's website at www.fsenergyandpowerfund.com. If you plan on attending the Annual Meeting and voting your Common Shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (877) 628-8575.

Other Information Regarding This Solicitation

        The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Annual Meeting of Shareholders, the proxy card and the Annual Report. The Company has requested that brokers, nominees, fiduciaries and other persons holding Common Shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

        In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone or facsimile transmission by trustees, officers or regular employees of the Company and its affiliates (without special compensation therefor). The Company has also retained Broadridge Investor Communication Solutions, Inc. to assist in the solicitation of proxies for a fee of approximately $18,000, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the shareholder in the same manner as the proxy being revoked and delivered to the Company's proxy tabulator.

Security Ownership of Management and Certain Beneficial Owners

        The following table sets forth, as of the Record Date, the beneficial ownership of the nominees for trustee, the Company's executive officers, each person known to the Company to beneficially own 5% or more of the outstanding Common Shares, and all of the Company's executive officers and trustees as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Common Shares subject to options that are currently exercisable or exercisable within 60 days of April 10, 2013. Ownership information for those persons who beneficially own 5% or more of the Common Shares is based upon information furnished by the Company's transfer agent and other information provided by such persons, if available.

	Common Shares Beneficially Owned as of April 10, 2013
Name and Address of Beneficial Owner(1)	Number of Common Shares(2)	Percentage(3)
Interested Trustees:
Michael C. Forman(4)	124,377.16	*
David J. Adelman(5)	123,444.44	*
Thomas J. Gravina	12,154.94	*
Michael J. Heller	30,593.32	*
Independent Trustees:
Sidney R. Brown(6)	29,403.05	*
Gregory P. Chandler(7)	6,302.13	*
Richard I. Goldstein	11,222.22	*
Charles P. Pizzi	3,961.28	*
Richard W. Vague	22,867.67	*
R. Richard Williams	12,604.25	*
Executive Officers:
Salvatore Faia	—	—
Edward T. Gallivan, Jr.	—	—
Zachary Klehr	15,378.04	*
Gerald F. Stahlecker(8)	2,805.56	*
Stephen S. Sypherd	3,626.42	*
All Executive Officers and Trustees as a group (15 persons)	398,740.48	*

*
Less than one percent.

(1)
Unless otherwise indicated, the address of each beneficial owner is c/o FS Energy and Power Fund, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.

(2)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(3)
Based on a total of 91,457,433 Common Shares issued and outstanding on April 10, 2013.

(4)
Includes 112,222.22 Common Shares held through FB Capital Partners, L.P., a limited partnership of which Mr. Forman is the sole limited partner.

(5)
Includes 11,222.22 Common Shares held in a joint account with spouse and 112,222.22 Common Shares held through Sylvia Associates, L.P., a limited partnership controlled by Mr. Adelman.

(6)
Includes 28,055.56 Common Shares held by NFI International, Ltd., a company of which Mr. Brown is a principal interest holder.

(7)
All Common Shares held in a 401(k) account.

(8)
All Common Shares held in a joint account with spouse.

 PROPOSAL 1: ELECTION OF TRUSTEES

        At the Annual Meeting, shareholders are being asked to consider the election of the current trustees of the Company. Pursuant to the Company's Third Amended and Restated Declaration of Trust and Amended and Restated Bylaws, the number of trustees on the Board may not be fewer than three, except for a period of up to 60 days after the death, removal or resignation of a trustee pending the election of such trustee's successor, or greater than twelve. Trustees of the Company are elected annually for a term of one year, and serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. The Board is currently comprised of ten trustees.

        Each trustee named below has been nominated for election by the Board to serve a one-year term until the 2014 annual meeting of shareholders and until his successor is duly elected and qualified. Each trustee has agreed to serve as a trustee if elected and has consented to being named as a nominee. No person being nominated as a trustee is being proposed for election pursuant to any agreement or understanding between such person and the Company.

        A shareholder can vote for, or withhold his or her vote from, any or all of the trustee nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each of the trustee nominees named below. If any of the trustee nominees should decline or be unable to serve as a trustee, the persons named as proxies will vote for such other nominee as may be proposed by the Nominating and Corporate Governance Committee of the Company. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve.

Information about the Board and Trustee Nominees

        The role of the Board is to provide general oversight of the Company's business affairs and to exercise all of the Company's powers except those reserved for the shareholders. The responsibilities of the Board also include, among other things, the oversight of the Company's investment activities, the quarterly valuation of the Company's assets, oversight of the Company's financing arrangements and corporate governance activities.

        A majority of the members of the Board are not "interested persons," as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act"), of the Company or FS Investment Advisor, LLC, the Company's investment adviser ("FS Advisor") and are "independent" as defined in Rule 5605(a)(2) of The NASDAQ Stock Market LLC. These individuals are referred to as the Company's independent trustees (the "Independent Trustees"). Section 2(a)(19) of the 1940 Act defines an "interested person" to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company. The members of the Board that are not Independent Trustees are referred to as interested trustees (the "Interested Trustees").

        The Board is currently comprised of ten trustees, six of whom are Independent Trustees. The Board has determined that the following trustee nominees are Independent Trustees: Messrs. Brown, Chandler, Goldstein, Pizzi, Vague and Williams. Based upon information requested from each trustee concerning his background, employment and affiliations, the Board has affirmatively determined that none of the Independent Trustees has, or within the last two years had, a material business or professional relationship with the Company, other than in his capacity as a member of the Board or any Board committee or as a shareholder.

        In considering each trustee and the composition of the Board as a whole, the Board utilizes a diverse group of experiences, characteristics, attributes and skills, including diversity in gender, ethnicity and race, that the Board believes enables a trustee to make a significant contribution to the Board, the Company and its shareholders. These experiences, characteristics, attributes and skills, which are more fully described below, include, but are not limited to, management experience, independence, financial expertise and experience serving as directors or trustees of other entities. The Board may also consider such other experiences, characteristics, attributes and skills as it deems appropriate, given the then-current needs of the Board and the Company.

        These experiences, characteristics, attributes and skills relate directly to the management and operations of the Company. Success in each of these categories is a key factor in the Company's overall operational success and creating shareholder value. The Board believes that trustees who possess these experiences, characteristics, attributes and skills are better able to provide oversight of the Company's management and the Company's long-term and strategic objectives. Below is a description of the experience, characteristics, attributes and skills of each trustee nominee that led the Board to conclude that each such person should serve as a trustee. The Board also considered the specific experience described in each trustee's biographical information, as disclosed below.

        The following table sets forth certain information regarding the Independent Trustee nominees and Interested Trustee nominees. For purposes of this proxy statement, the term "Fund Complex" is defined to include the Company, FS Investment Corporation and FS Investment Corporation II.

INDEPENDENT TRUSTEES
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Trustee	Other Public Directorships Held by Trustee During the Past Five Years†
Sidney Brown Age: 56 Trustee	Since 2011	Mr. Brown has served as the chief executive officer of NFI, Inc. ("NFI"), a premier integrated supply chain solutions company, since the late 1990s. NFI, founded in 1932 as National Hauling, has evolved from a trucking company in a regulated environment, into one of the largest privately-held third party logistics companies in the United States. NFI in North America now consists of logistics, warehousing and distribution, transportation, intermodal, real estate, transportation brokerage, contract packaging, solar, global freight forwarding and NFI Canada. Mr. Brown is also the vice-chairman of the board of directors of Sun Bancorp, Inc. ("SBI") and has served as a director, treasurer and secretary of SBI since 1990. In addition, Mr. Brown is a general partner of various real estate companies having extensive holdings with an emphasis on development and management of commercial and industrial real estate. He began his career working for Morgan Stanley in New York City as a financial analyst in the corporate finance department of the investment bank. Mr. Brown has served as a director of Sun National Bank since 1990, of J & J Snack Foods Corp. since 2004. Mr. Brown received a B.S.B.A. in Finance from Georgetown University and an MBA from Harvard University.

		Mr. Brown has served as a member of various boards for publicly-traded companies. In addition, his service as chief executive officer of NFI has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.	One	Sun National Bank; J & J Snack Foods Corp.

INDEPENDENT TRUSTEES
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Trustee	Other Public Directorships Held by Trustee During the Past Five Years†
Gregory P. Chandler Age: 46 Trustee	Since 2010	Mr. Chandler has been Chief financial officer of Emtec, Inc., a publicly-traded global information technology services provider since May 2009. Mr. Chandler has also been a member of Emtec Inc.'s board of directors since 2005 where he served as Chairman of the audit committee from 2005 through 2009. He also currently serves on the board of directors of FS Investment Corporation and has presided in that role since April 2008; and as chairman of FS Investment Corporation's audit committee and a member of FS Investment Corporation's valuation committee and has presided in such roles since May 2008 and March 2010, respectively. Mr. Chandler presently serves as a director and chairman of the audit committee of the RBB Funds and serves on the board of the Enterprise Center, a non-profit organization. Previously, he served as managing director, Investment Banking, at Janney Montgomery Scott LLC from 1999 to April 2009. From 1995 to 1999, he was with PricewaterhouseCoopers ("PwC) and its predecessor Coopers and Lybrand, where he assisted companies in the "Office of the CFO Practice" and also worked as a certified public accountant. During his tenure at PwC he spent the majority of his time in the Investment Company practice. Mr. Chandler served as a logistics officer with the United States Army for four years. Mr. Chandler's degrees include a B.S. in Engineering from the United States Military Academy at West Point and an MBA from Harvard Business School. He is also a certified public accountant.

		Mr. Chandler has extensive experience in valuations and in negotiating debt, equity and mergers and acquisitions transactions in a variety of industries with both public and private companies. In addition, Mr. Chandler has experience managing the audits of mutual funds, hedge funds and venture capital funds. This experience has provided Mr. Chandler, in the opinion of the Board, with experience and insight which is beneficial to the Company.	Two	FS Investment Corporation; Emtec, Inc.; RBB Funds

INDEPENDENT TRUSTEES
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Trustee	Other Public Directorships Held by Trustee During the Past Five Years†
Richard I. Goldstein Age: 52 Trustee	Since 2011	Mr. Goldstein has served as a managing director of Liberty Associated Partners, LP ("LAP") since 2000 and Associated Partners, LP ("AP") since 1991, both investment funds that make private and public market investments in communications, media, Internet and energy companies. Prior to joining LAP and AP, Mr. Goldstein was vice president of The Associated Group, Inc. ("AGI"), a multi-billion dollar publicly- traded owner and operator of communications-related businesses and assets. While at AGI, he assisted in establishing Teligent, Inc., of which he was a director, and was responsible for operating AGI's cellular telephone operations. Mr. Goldstein is currently a member of the board of directors of CURRENT Group, LLC and also served as a director of Intellon Corporation prior to its acquisition by Atheros Communications, Inc. He is also a member of the board of trustees of The Shipley School and has counseled many early stage companies. Mr. Goldstein received a B.S. in Business and Economics from Carnegie Mellon University and received training at the Massachusetts Institute of Technology in Management Information Systems.

		Mr. Goldstein has extensive experience as a senior executive and in negotiating investment transactions in a variety of industries, including in the energy industry. This experience has provided Mr. Goldstein, in the opinion of the Board, with experience and insight which is beneficial to the Company.	One	None

INDEPENDENT TRUSTEES
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Trustee	Other Public Directorships Held by Trustee During the Past Five Years†
Charles P. Pizzi Age: 62 Trustee	Since 2012	Mr. Pizzi is the retired president, director and chief executive officer of Tasty Baking Company, manufacturer of Tastykake branded snack cakes. He served in these positions from 2002 to May 2011. Prior to leading Tasty Baking Company, Mr. Pizzi served as president and chief executive officer of the Greater Philadelphia Chamber of Commerce; vice-chairman of the American Chamber of Commerce Executives, and chairman of the Metro Council of Presidents. His career also includes work with the transition teams for Pennsylvania Governor Tom Ridge and Philadelphia Mayor Ed Rendell. Mr. Pizzi has also served as commerce director for the City of Philadelphia. He has been a trustee of Brandywine Realty Trust since 1996, serving on the audit and compensation committees, a director of Allied Security Holdings LLC since August 2011, a director of PHH Corporation since January 2012, a director of Independence Blue Cross since 1991, serving on the compensation committee, and a director of Drexel University since 1991. He was a director of the Federal Reserve Bank of Philadelphia from 2006 to December 2011, serving as chairman from January 2010 to December 2011. He also previously served as a director of the Philadelphia Stock Exchange from 1998 until it was acquired by NASDAQ in July 2008 and on the board of governors of NASDAQ OMX PHLX, Inc. from August 2008 to March 2009. Mr. Pizzi holds a bachelor's degree from LaSalle University and a master's degree from the University of Pennsylvania.

		Mr. Pizzi has significant experience as an executive and director at various companies and governmental organizations. This experience has provided Mr. Pizzi, in the opinion of the Board, with experience and insight which is beneficial to the Company.	One	Tasty Baking Company; Brandywine Realty Trust; PHH Corporation

INDEPENDENT TRUSTEES
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Trustee	Other Public Directorships Held by Trustee During the Past Five Years†
Richard W. Vague Age: 57 Trustee	Since 2011	Mr. Vague is a private investor currently involved as a managing partner of Gabriel Investments, an early stage investment fund, and as managing director of The Miletos Group. Previously, Mr. Vague was the co-founder of Energy Plus Company ("Energy Plus"), an electricity and natural gas supply company operating in states throughout the United States that was sold to NRG Energy in September 2011, and served as chairman and chief executive officer of Energy Plus from May 2007 until the time of such sale. Mr. Vague was also co-founder of two credit card companies—First USA Bank, which grew to be the largest Visa issuer in the industry and which was sold to Bank One Corporation in 1997, and Juniper Financial Corporation, the fastest growing credit card issuer of the past decade, which was sold to Barclays PLC in 2004. Mr. Vague has served on the corporate boards of Heartland Payment Systems, Inc. since May 2007, Think Direct Marketing Group, Inc. and GoodCents Corporation. Mr. Vague is president of the Philadelphia Live Arts and Fringe Festival, and on the boards of Penn Medicine, the University of Pennsylvania Press, the Franklin Institute, the Dean's Advisory Council of New York University's Tisch School of the Arts, the U.S. State Department's Advisory Committee on International Economic Policy and was formerly a member of the U.S. Department of Energy's Electricity Advisory Committee.

		Mr. Vague has founded and served in a senior executive capacity at various companies, as well as a member of various boards. His extensive service at various companies has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.	One	Heartland Payment Systems, Inc.

INDEPENDENT TRUSTEES
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Trustee	Other Public Directorships Held by Trustee During the Past Five Years†
R. Richard Williams Age: 67 Trustee	Since 2011	Mr. Williams retired in 2000 as the chief executive officer of Tyco Flow Controls (formerly Valquip Corporation), which Mr. Williams founded in 1977. Tyco Flow Controls became the largest distributor of quarter-turn automated valves and electric heat-tracing systems in the United States. He spent his early career in sales and management with Jamesbury Corporation, a major supplier of valves and controls. Mr. Williams has extensive audit and finance experience, having served on the board of HC Capital Trust (formerly Hirtle Callaghan Trust) since 2000 and on its audit committee since 2001. Mr. Williams has been a member of the board of Thomas Jefferson University Hospitals for over ten years and is currently chairman of the finance committee as well as vice-chairman of the board. He also currently serves on the board of the Jefferson Health System ("JHS"), which is made up of the Thomas Jefferson University Hospitals and Main Line Health. Mr. Williams has served on the JHS audit committee. Mr. Williams is currently chairman of Seaboard Advisors, which provides consulting services focused primarily on sales and marketing, and a director of Glenthorne Capital, Inc., which provides consulting services relating to strategic acquisitions. Mr. Williams is co-founder and chairman of the board of Boys' Latin of Philadelphia Charter School. Mr. Williams has been a member of the board and a vice president of Aronimink Golf Club. He has also served on the boards of Community Academy and the Haverford School.

		Mr. Williams has extensive experience as founder and chief executive officer of Tyco Flow Controls, as well as a member of various boards. His experience has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.	One	HC Capital Trust

INTERESTED TRUSTEES(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Trustee	Other Public Directorships Held by Trustee During the Past Five Years†
Michael C. Forman Age: 52 Chairman of the Board, President and Chief Executive Officer	Since 2010	Mr. Forman has served as the Company's chairman, president and chief executive officer from its inception and as the chairman, president and chief executive officer of FS Advisor since its inception. Mr. Forman also currently serves as chairman, president and chief executive officer of FB Income Advisor, LLC, FS Investment Corporation II and FSIC II Advisor, LLC and has presided in such roles since each entity's inception in October 2007, July 2011 and November 2011, respectively. Mr. Forman also currently serves as the chairman and chief executive officer of FS Investment Corporation and has presided in such roles since the entity's inception in December 2007. Mr. Forman served as president of FS Investment Corporation since the entity's inception in December 2007 until April 2013. In 2005, Mr. Forman co-founded FB Capital Partners, L.P., an investment firm that previously invested in private equity, senior and mezzanine debt and real estate, and has served as managing general partner since inception. In May 2007, Mr. Forman co-founded Franklin Square Holdings, L.P. ("Franklin Square Holdings"), the Company's affiliate and sponsor. Prior to co-founding FB Capital Partners, L.P., Mr. Forman spent nearly 20 years as an attorney in the Corporate and Securities Department at the Philadelphia-based law firm of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, where he was a partner from 1991 until leaving the firm to focus exclusively on investments. In addition to his career as an attorney and investor, Mr. Forman has been an active entrepreneur and has founded several companies, including companies engaged in the gaming, specialty finance and asset management industries. Mr. Forman serves as a member of the board of directors of a number of private companies. He is also a member of a number of civic and charitable boards, including The Franklin Institute (executive committee member), the University of the Arts (executive committee member), the Vetri Foundation for Children (chairman), the executive committee of the Greater Philadelphia Alliance for Capital and Technologies (PACT), and Murex Investments, Inc., a Pennsylvania-based economic development/venture capital firm, where he chairs the investment committee. Mr. Forman received his B.A., summa cum laude, from the University of Rhode Island, where he was elected Phi Beta Kappa, and received his J.D. from Rutgers University.

		Mr. Forman has extensive experience in corporate and securities law and has founded and served in a leadership role of various companies, including FS Advisor, which serves as the Company's investment adviser. The Board believes Mr. Forman's experience and his positions as the Company's and FS Advisor's chief executive officer make him a significant asset to the Company.	Three	FS Investment Corporation; FS Investment Corporation II

INTERESTED TRUSTEES(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Trustee	Other Public Directorships Held by Trustee During the Past Five Years†
David J. Adelman Age: 41 Trustee	Since 2010	Mr. Adelman is the Company's vice-chairman and the vice-chairman of FS Advisor. He also currently serves as the vice-chairman of FS Investment Corporation, FB Income Advisor, LLC, FS Investment Corporation II and FSIC II Advisor, LLC and has presided in such role since each entity's inception in May 2008, October 2007, July 2011 and November 2011, respectively. Mr. Adelman has significant managerial and investment experience and has served as the president and chief executive officer of Philadelphia-based Campus Apartments, Inc. ("Campus Apartments"), since 1997. Campus Apartments develops, manages, designs and privately finances more than 220 upscale housing facilities for colleges and universities across the United States. In 2006, Campus Apartments entered into a $1.1 billion venture with GIC Real Estate Pte Ltd., the real estate investment arm of the Government of Singapore Investment Corporation, in which Campus Apartments uses the venture's capital to acquire, develop, operate and manage student housing projects across the United States. In addition to his duties as president and chief executive officer of Campus Apartments, Mr. Adelman has been the chief executive officer of Campus Technologies, Inc. since 2001, the vice-chairman of University City District board of directors since 1997, board member of ICG Group, Inc., and member of the National Multi Family Council (NMHC) and the Young President's Organization. Mr. Adelman formerly served as a board member of Hyperion Bank and on the executive committee of the Urban Land Institute's Philadelphia Chapter. Mr. Adelman is also an active private investor and entrepreneur, having co-founded Franklin Square Holdings with Mr. Forman. Mr. Adelman received his B.A. in Political Science from The Ohio State University.

		Mr. Adelman serves as vice-chairman of FS Advisor and, together with Mr. Forman, is responsible for implementing the Company's investment strategy. Mr. Adelman has substantial management, operational and financial expertise generated through his leadership roles for public and private companies, including his service as President and chief executive officer of Campus Apartments. Mr. Adelman also serves on the board of directors and in other leadership roles for various charitable and civic organizations. These varied activities have provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.	Three	FS Investment Corporation; FS Investment Corporation II; ICG Group, Inc.

INTERESTED TRUSTEES(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Trustee	Other Public Directorships Held by Trustee During the Past Five Years†
Thomas J. Gravina Age: 51 Trustee	Since 2010	Mr. Gravina currently serves as executive chairman of GPX Enterprises, L.P., a private investment firm, and its affiliates, including GPX Realty Partners, L.P., a private real estate and investment advisory firm, and has served in such capacities since co-founding GPX Enterprises, L.P. in 2006. He also currently serves on the board of directors of FS Investment Corporation and has presided in that role since March 2009. He is a member of FS Investment Corporation's nominating and corporate governance committee and has presided in that role since January 2011. He was also a member of FS Investment Corporation's audit committee from January 2010 to September 2011. Mr. Gravina also currently serves as chairman and chief executive officer of EvolveIP Holdings, LLC, a cloud based technology provider, which he co-founded in 2007. Previously, from 2000 to 2005, Mr. Gravina served as president and chief executive officer and director of ATX Communications, Inc., a NASDAQ publicly-traded communications company. Mr. Gravina also served as chairman of the board of directors of ATX Communications, Inc. from 2005 to 2006. Mr. Gravina led the multi-billion dollar merger in 2000 between publicly-traded CoreComm Limited and Voyager.net, and privately-held ATX Telecommunications Services, of which he was co-chief executive officer and co-founder since 1987. Mr. Gravina is a member of the board of trustees, chairman of the audit and foundation committees and is a member of the finance committee of the Philadelphia College of Osteopathic Medicine and is a member of other charitable and civic boards. Mr. Gravina received his B.S. in Business Administration from Villanova University.

		Mr. Gravina has served as a member of various boards, including public company and charitable and civic organizations. In additional, his service as chairman of both public and private companies, including a private investment firm that he co-founded have provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.	Two	FS Investment Corporation

INTERESTED TRUSTEES(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Trustee	Other Public Directorships Held by Trustee During the Past Five Years†
Michael J. Heller Age: 48 Trustee	Since 2010	Mr. Heller is a shareholder at the law firm of Cozen O'Connor, P.C., where he currently serves as the firm's president and chief executive officer, and has served in such capacity since January 1, 2013. Immediately prior to that, Mr. Heller was the president and executive partner of Cozen O'Connor, P.C. He also currently serves on the board of directors of FS Investment Corporation and FS Investment Corporation II and has presided in such roles since May 2008 and February 2012, respectively. He is a member of FS Investment Corporation's valuation committee and nominating and corporate governance committee and has presided in such roles since December 2008 and January 2011, respectively. He is also chairman of FS Investment Corporation II's nominating and corporate governance committee and has presided in that role since February 2012. Mr. Heller is a corporate and securities lawyer, whose practice is devoted to representing private equity and venture capital funds as well as counseling entrepreneurs and middle-market businesses in various corporate matters, including the structuring of capital-raising transactions and merger and acquisition transactions. Prior to becoming the president and chief executive officer of Cozen O'Connor, P.C., Mr. Heller was the Chairman of the Business Law Department from January 2007, and he served as vice-chairman of Cozen O'Connor, P.C.'s Business Law Department from 2002 until January 2007. Mr. Heller is a member of the board of directors of Cozen O'Connor, P.C., Hanover Fire and Casualty Insurance Company, a privately held property and casualty insurance company, and a member of the board of trustees of Thomas Jefferson University Hospital. Mr. Heller received a B.S. in Accounting, summa cum laude, from The Pennsylvania State University, and a J.D., magna cum laude, from Villanova University, where he was a Law Review editor and a member of the Order of the Coif.

		Mr. Heller has extensive experience in corporate and securities law matters and has represented various private equity and venture capital funds. Further, Mr. Heller serves on the boards of several private companies and civic and charitable organizations. These activities have provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.	Three	FS Investment Corporation; FS Investmen Corporation II
†
Includes directorships held in (1) any investment companies registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Exchange Act or (3) any company subject to the requirements of Section 15(d) of the Exchange Act.

(1)
The address for each trustee is c/o FS Energy and Power Fund, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.

(2)
Trustees serve for a one-year term until the next annual meeting of shareholders and until their successors are duly elected and qualified.

(3)
"Interested person" of the Company as defined in Section 2(a)(19) of the 1940 Act. Messrs. Forman and Adelman are each an "interested person" because of their affiliation with FS Advisor. Messrs. Heller and Gravina are "interested persons" because of material professional relationships they have with Mr. Forman.

Risk Oversight and Board Structure

Board's Role in Risk Oversight

        Through its direct oversight role, and indirectly through its committees, the Board performs a risk oversight function for the Company consisting of, among other things, the following activities: (1) at regular and special Board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to the performance and operations of the Company; (2) reviewing and approving, as applicable, the compliance policies and procedures of the Company; (3) reviewing investment strategies, techniques and the processes used to manage related risks; (4) meeting with representatives of, or reviewing reports prepared by or with respect to, key service providers, including the investment adviser, administrator, distributor, transfer agent, custodian and independent registered public accounting firm of the Company, to review and discuss the activities of the Company and to provide direction with respect thereto; (5) reviewing periodically, and at least annually, the Company's fidelity bond, trustees and officers, and errors and omissions insurance policies and such other insurance policies as may be appropriate; and (6) overseeing the Company's accounting and financial reporting processes, including supervision of the Company's independent accountants to ensure that they provide timely analyses of significant financial reporting and internal control issues.

        The Board also performs its risk oversight responsibilities with the assistance of the Company's Chief Compliance Officer. The Board receives a quarterly report from the Chief Compliance Officer, who reports on, among other things, the Company's compliance with applicable securities laws and its internal compliance policies and procedures. In addition, the Company's Chief Compliance Officer prepares a written report annually evaluating, among other things, the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer's report, which is reviewed by the Board, addresses at a minimum: (1) the operation and effectiveness of the compliance policies and procedures of the Company and certain of its service providers since the last report; (2) any material changes to such policies and procedures since the last report; (3) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer's annual review; and (4) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company's compliance activities and risks. The Chief Compliance Officer also meets separately in executive session with the Independent Trustees at least once each year. In addition to compliance reports from the Company's Chief Compliance Officer, the Board also receives reports from legal counsel to the Company regarding regulatory compliance and governance matters.

Board Composition and Leadership Structure

        Mr. Forman, who is an "interested person" of the Company as defined in Section 2(a)(19) of the 1940 Act, serves as both the president and chief executive officer of the Company and chairman of the Board. The Board believes that Mr. Forman, as co-founder and chief executive officer of the Company, is the trustee with the most knowledge of the Company's business strategy and is best situated to serve as chairman of the Board. The Company's Third Amended and Restated Declaration of Trust, as well as regulations governing business development companies ("BDCs") generally, requires that a majority of the Board be persons other than "interested persons" of the Company, as defined in Section 2(a)(19) of the 1940 Act. The Board does not currently have a lead Independent Trustee.

        The Board, after considering various factors, has concluded that its structure is appropriate given the current size and complexity of the Company and the extensive regulation to which the Company is already subject as a BDC.

Committees of the Board

        The Board has established three standing committees of the Board, which consist of an Audit Committee, a Valuation Committee and a Nominating and Corporate Governance Committee. The Board met 18 times during the fiscal year ended December 31, 2012, including four regular quarterly meetings. Each trustee attended at least 75% of the aggregate of all meetings of the Board to which they were invited during the fiscal year ended December 31, 2012, with the exception of Messrs. Adelman, Vague and Williams. The Company does not have a formal policy regarding trustee attendance at an annual meeting of shareholders. None of the trustees attended the Company's annual meeting held on June 21, 2012.

        The Board has not established a standing compensation committee because the executive officers of the Company do not receive any direct compensation from the Company. The Board, as a whole, participates in the consideration of trustee compensation and decisions on trustee compensation are based on, among other things, a review of data of comparable BDCs.

Audit Committee

        The Board has established an Audit Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Audit Committee. The Audit Committee members are Messrs. Chandler (Chairman), Vague and Williams, each an Independent Trustee. The Board has determined that Mr. Chandler is an "audit committee financial expert" as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act. The primary function of the Audit Committee is to oversee the integrity of the Company's accounting policies, financial reporting process and system of internal controls regarding finance and accounting policies. The Audit Committee held six meetings during the fiscal year ended December 31, 2012. Each member of the Audit Committee who served on such committee during the 2012 calendar year attended over 75% of the meetings held during 2012. The Audit Committee charter is available on the Company's website at www.fsenergyandpowerfund.com.

Valuation Committee

        The Board has established a Valuation Committee consisting of three members, including a Chairman of the Valuation Committee. The Valuation Committee members are Messrs. Chandler, Goldstein (Chairman) and Heller. The primary function of the Valuation Committee is to establish guidelines and make recommendations to the Board on valuation matters. The Valuation Committee held four meetings during the fiscal year ended December 31, 2012. Each member of the Valuation Committee who served on such committee during the 2012 calendar year attended over 75% of the meetings held during 2012.

Nominating and Corporate Governance Committee

        The Board has established a Nominating and Corporate Governance Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee members are Messrs. Gravina, Heller (Chairman) and Pizzi. The primary function of the Nominating and Corporate Governance Committee is to consider and make recommendations to the Board regarding certain governance matters, including selection of trustees for election by shareholders, selection of trustee nominees to fill vacancies on the Board or a committee thereof, development and revision, as appropriate, of applicable corporate governance documentation and practices and oversight of the evaluation of the Board. The Nominating and Corporate Governance Committee's charter was adopted by the Board on November 10, 2011. The Nominating and Corporate Governance Committee held five meetings during the fiscal year ended December 31, 2012. Each member of the Nominating and Corporate Governance Committee who served on such committee during the 2012 calendar year attended over 75% of the meetings held during 2012.

        When nominating trustee candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate. Among the qualifications considered in the selection of candidates, the Nominating and Corporate Governance Committee considers the following attributes and criteria of candidates: experience, including experience with investment companies and other organizations of comparable purpose, skills, expertise, diversity, including diversity of gender, race and national origin, personal and professional integrity, time availability in light of other commitments, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board, including, when applicable, to enhance the ability of the Board or committees of the Board to fulfill their duties and/or to satisfy any independence or other applicable requirements imposed by law, rule, regulation or listing standard including, but not limited to, the 1940 Act and rules of the SEC. The trustee nominees were approved by the members of the Nominating and Corporate Governance Committee and the entire Board.

        The Nominating and Corporate Governance Committee considers candidates suggested by its members and other Board members, as well as the Company's management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board must provide notice to the Corporate Secretary of the Company in accordance with the requirements set forth in the Company's Amended and Restated Bylaws, which are described in greater detail under the heading "Submission of Shareholder Proposals." Nominees for trustee who are recommended by shareholders will be evaluated in the same manner as any other nominee for trustee. The Nominating and Corporate Governance Committee charter is available on the Company's website at www.fsenergyandpowerfund.com.

Communications Between Shareholders and the Board

        The Board welcomes communications from the Company's shareholders. Shareholders may send communications to the Board or to any particular trustee to the following address: c/o FS Energy and Power Fund, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104. Shareholders should indicate clearly the trustee or trustees to whom the communication is being sent so that each communication may be forwarded directly to the appropriate trustee(s).

Information about Executive Officers Who Are Not Trustees

        The following table sets forth certain information regarding the executive officers of the Company who are not trustees of the Company:

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years
Salvatore Faia Age: 50 Chief Compliance Officer	Since 2011
Mr. Faia has served as the Company's chief compliance officer since April 2011. Mr. Faia also serves as the chief compliance officer of FS Investment Corporation and FS Investment Corporation II, and has presided in such roles since May 2008 and July 2011, respectively. Also, Mr. Faia served as chief compliance officer for FB Advisor from November 2008 to December 2010. Since 2004, Mr. Faia has served as the president of Vigilant Compliance,  LLC, a full service compliance firm serving mutual funds and the investment industry. In connection with his role as president of Vigilant Compliance, LLC, he currently serves as chief compliance officer for a number of mutual funds and investment advisers. Mr. Faia has also served as trustee to EIP Growth and Income Fund since May 2005.

From 2002 to 2004, Mr. Faia served as senior legal counsel for PFPC Worldwide, Inc., and from 1997 to 2001, he was a partner with Pepper Hamilton LLP. Mr. Faia has extensive experience with mutual funds, hedge funds, investment advisers, broker-dealers and the investment management industry. In addition to being an experienced attorney with respect to the 1940 Act and the Investment Advisers Act of 1940, as amended, he is a Certified Public Accountant and holds various Financial Industry Regulatory Authority Securities Licenses. Mr. Faia is a Member of the Investment Company Institute's chief compliance officer committee. Mr. Faia graduated from the University of Pennsylvania Law School with his J.D., and received his degree in accounting and finance from La Salle University.
Edward T. Gallivan, Jr. Age: 51 Chief Financial Officer	Since 2012	Mr. Gallivan has served as the Company's chief financial officer since November 2012. Prior to his appointment as chief financial officer, Mr. Gallivan was a director at BlackRock, Inc. from 2005 to October 2012, where he was head of financial reporting for over 350 mutual funds. From 1988 to 2005, Mr. Gallivan worked at State Street Research & Management Company, where he served as the assistant treasurer of mutual funds. Mr. Gallivan began his career as an auditor at the global accounting firm, PricewaterhouseCoopers LLP. Mr. Gallivan received his Bachelor of Science in Business Administration (Accounting) at Stonehill College in Massachusetts and is a Certified Public Accountant.
Zachary Klehr Age: 34 Executive Vice President	Since 2013	Mr. Klehr has served as the Company's executive vice president since January 2013. Mr. Klehr also currently serves as executive vice president of FS Investment Corporation and FS Investment Corporation II and has presided in such roles since January 2013. Mr. Klehr has also served in various senior officer capacities for Franklin Square Holdings and its affiliated investment advisers, FB Income Advisor, LLC, FS Advisor and FSIC II Advisor, LLC, since the later of February 2011 or such entity's inception date, including as executive vice president since September 2012. In this role, he focuses on fund administration, portfolio management, fund operations, research, education and communications. Prior to joining Franklin Square Holdings, Mr. Klehr served as a vice president at Versa Capital Management ("Versa"), a private equity firm with approximately $1 billion in assets under management, from July 2007 to February 2011. At Versa, he sourced, underwrote, negotiated, structured and managed investments in middle-market distressed companies, special situations and distressed debt. Prior to Versa, Mr. Klehr spent five years at Goldman, Sachs & Co., starting as an analyst in the Investment Banking Division, then in the executive office working on firm-wide strategy covering hedge funds and other complex multi-faceted clients of the firm. Later, he joined the Financial Sponsors Group as an associate where he focused on leveraged buyouts, acquisitions and equity and debt financings for private equity clients. Mr. Klehr received his M.B.A., with honors, from the Wharton School of the University of Pennsylvania and his B.A., cum laude, also from the University of Pennsylvania. He is active in his community and serves on the board of trustees of The Philadelphia School where he is a member of the executive, governance, advancement, finance and investment committees.

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years
Gerald F. Stahlecker Age: 47 Executive Vice President	Since 2010
Mr. Stahlecker has served as the Company's executive vice president as well as the executive vice president of FS Advisor, and has presided in such roles since the inception of the respective entities in September 2010. Mr. Stahlecker also currently serves as executive vice president of FB Income Advisor, LLC and Franklin Square Holdings since January 2010 for each. Mr. Stahlecker is also the executive vice president of FS Investment Corporation II and FSIC II Advisor, LLC and has presided in such roles since the inception of the respective entities in July 2011 and November 2011, respectively. Mr. Stahlecker also currently serves as the president of FS Investment Corporation and has presided in such role since April 2013. Mr. Stahlecker was a director of FS Investment Corporation and served as a member of the audit committee and as chairman of the valuation committee from the company's inception to December 2009 when he resigned as a director in order to join FS Investment Corporation's affiliates, FB Income Advisor, LLC and Franklin Square Holdings. Mr. Stahlecker is a former founding partner of Radcliffe Capital Management,  L.P. ("Radcliffe"), an SEC-registered investment advisory firm which manages the Radcliffe Funds, a family of Cayman Islands-based, master-feeder structured hedge funds, as well as separately managed accounts for an institutional investor base. Radcliffe pursues convertible arbitrage, high-yield debt, special situations and event-driven investment strategies. From its founding in October 2002 until selling his interest in Radcliffe in July 2009, Mr. Stahlecker served as managing director and chief operating officer of Radcliffe and was the co-chair of its investment committee. Prior to co-founding Radcliffe and its affiliated entities, from May 1998 through October 2002, Mr. Stahlecker served as an officer and director of Rose Glen Capital Management, L.P. ("Rose Glen"), a predecessor to Radcliffe. Rose Glen managed hedge funds focusing on directly-negotiated, structured debt and equity investments in public companies. Mr. Stahlecker has extensive experience in structuring and negotiating investment transactions on behalf of investors and issuers and has participated in numerous distressed and special situation restructurings on behalf of investors.

From 1992 to 1998, Mr. Stahlecker was an attorney at Klehr, Harrison, Harvey, Branzburg & Ellers, LLP, a Philadelphia-based law firm, where he practiced corporate and securities law. While at Klehr, Harrison, Mr. Stahlecker represented hedge funds, venture capital funds and other institutional investors pursuing structured equity and debt investments in public and private companies. Prior to attending law school, from 1987 to 1989, Mr. Stahlecker worked as a senior analyst at Furash & Company, a consulting boutique in Washington, D.C., where he advised banks and other financial institutions regarding mergers and acquisitions, restructurings, asset/liability management and strategic planning. Mr. Stahlecker received his B.S. in Industrial Management, with concentrations in Finance and Strategic Planning, from Carnegie Mellon University and his J.D. from Villanova University Law School, where he was an Editor of the Villanova University Environmental Law Journal. Mr. Stahlecker serves on the board of directors of the Investment Program Association, an industry trade group, and previously served on the board of trustees of The Philadelphia School where he served as a member of its advancement, finance and investment committees.

Stephen S. Sypherd Age: 36 Vice President, Treasurer and Secretary	Since 2013	Mr. Sypherd has served as the Company's vice president, treasurer and secretary since January 2013. Mr. Sypherd also currently serves as vice president, treasurer and secretary of FS Investment Corporation and FS Investment Corporation II and has presided in such roles since January 2013. Mr. Sypherd has also served in various senior officer capacities for Franklin Square Holdings and its affiliated investment advisers, FB Income Advisor, LLC, FS Advisor and FSIC II Advisor, LLC, since the later of August 2010 or such entity's inception date, including as senior vice president since December 2011 and general counsel since January 2013. He is responsible for legal and compliance matters across all entities and investment products of Franklin Square Holdings. Prior to joining Franklin Square Holdings, Mr. Sypherd served for eight years as an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where he practiced corporate and securities law. Mr. Sypherd received his B.A. in Economics from Villanova University and his J.D. from the Georgetown University Law Center, where he was an executive editor of the Georgetown Law Journal.
(1)
The address for each officer is c/o FS Energy and Power Fund, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.

Code of Business Conduct and Ethics

        The Company has adopted a code of business conduct, ethics and statement on the prohibition of insider trading ("Code of Business Conduct and Ethics") pursuant to Rule 17j-1 under the 1940 Act, which applies to, among others, its officers, including its Chief Executive Officer and its Chief Financial Officer, as well as the members of the Board. The Company's Code of Business Conduct and Ethics can be accessed via the Company's website at www.fsenergyandpowerfund.com by clicking on "Corporate Governance" at the bottom of the page. The Company intends to disclose any amendments to or waivers of required provisions of the Code of Business Conduct and Ethics on Form 8-K, as required by the Exchange Act and the rules and regulations promulgated thereunder.

  Compensation Discussion and Analysis

        The Company's executive officers do not receive any direct compensation from the Company. The Company does not currently have any employees and does not expect to have any employees. As an externally managed BDC, services necessary for the Company's business are provided by individuals who are employees of FS Advisor or its affiliates or by individuals who were contracted by FS Advisor, the Company or their respective affiliates to work on behalf of the Company. Each of the Company's executive officers is an employee of FS Advisor or an outside contractor, and the day-to-day investment operations and administration of the Company's portfolio are managed by FS Advisor. In addition, the Company reimburses FS Advisor for the Company's allocable portion of expenses incurred by FS Advisor in performing its obligations under the investment advisory and administrative services agreement between the Company and FS Advisor.

        Under the terms of the Company's investment advisory and administrative services agreement, upon successfully raising gross proceeds from investors who are not affiliated with the Company or FS Advisor of at least $2.5 million (the "minimum offering requirement"), FS Advisor became entitled to receive 1.5% of gross proceeds raised until all offering costs and organization costs funded by FS Advisor or its affiliates (including Franklin Square Holdings) have been recovered. On July 18, 2011, the Company satisfied the minimum offering requirement. The Company paid total reimbursements of approximately $2.1 million to FS Advisor and its affiliates during the year ended December 31, 2012. The reimbursements are recorded as a reduction of capital. As of December 31, 2012, no amount remains reimbursable to FS Advisor and its affiliates under this arrangement.

        The investment advisory and administrative services agreement provides that FS Advisor and its officers, trustees, controlling persons and any other person or entity affiliated with it acting as the Company's agent shall be entitled to indemnification (including reasonable attorneys' fees and amounts reasonably paid in settlement) for any liability or loss suffered by FS Advisor, and FS Advisor shall be held harmless for any loss or liability suffered by the Company, if (i) FS Advisor has determined, in good faith, that the course of conduct which caused the loss or liability was in the Company's best interests, (ii) FS Advisor was acting on behalf of or performing services for the Company, (iii) the liability or loss suffered was not the result of negligence or misconduct by FS Advisor or an affiliate thereof acting as the Company's agent and (iv) the indemnification or agreement to hold FS Advisor harmless is only recoverable out of the Company's net assets and not from the Company's shareholders.

Trustee Compensation

        Prior to meeting the minimum offering requirement, the Company's trustees were not entitled to compensation. Subsequent to the Company's satisfaction of the minimum offering requirement, in July 2011 the Company's trustees who do not also serve in an executive officer capacity for the Company or FS Advisor became entitled to receive an annual cash retainer of $25,000, fees for attending in-person Board and committee meetings and annual fees for serving as a committee chairperson, determined based on the Company's net assets value as of the end of each fiscal quarter. These trustees are Messrs. Brown,

Chandler, Goldstein, Gravina, Heller, Pizzi, Vague and Williams. Amounts payable under the arrangement are determined and paid quarterly in arrears as follows:

Net Asset Value	Annual Cash Retainer	Board/Committee Meeting Fee	Annual Chairperson Fee
$0 to $100 million	$0	$0	$0
$100 million to $300 million	$25,000	$1,000	$5,000
$300 million to $500 million	$40,000	$1,000	$5,000
$500 million to $1 billion	$60,000	$1,500	$20,000
> $1 billion	$80,000	$2,500	$25,000

        The Company will also reimburse each of the above trustees for all reasonable and authorized business expenses in accordance with its policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and each committee meeting not held concurrently with a Board meeting.

        The Company does not pay compensation to its trustees who also serve in an executive officer capacity for the Company or FS Advisor.

        The table below sets forth the compensation received by each trustee from (i) the Company and (ii) to the extent the trustee also served on the board of directors of one or more of the other companies in the Fund Complex, the total compensation received by the trustee from all such companies in the Fund Complex, including the Company, in each case, for service during the fiscal year ended December 31, 2012:

Name of Trustee	Fees Earned or Paid in Cash by the Company(1)	Total Compensation from the Company(1)	Total Compensation from the Fund Complex(2)
David J. Adelman	—	—	—
Sidney R. Brown	$42,000	$42,000	$42,000
Gregory P. Chandler	$61,250	$61,250	$198,750
Michael C. Forman	—	—	—
Richard Goldstein	$54,000	$54,000	$54,000
Thomas J. Gravina	$47,500	$47,500	$175,000
Michael J. Heller	$60,750	$60,750	$204,750
Charles P. Pizzi	$44,000	$44,000	$44,000
Richard W. Vague	$44,000	$44,000	$44,000
R. Richard Williams	$48,000	$48,000	$48,000

(1)
Trustees began receiving compensation for services rendered during the quarter ended March 31, 2012 because the Company's net asset value exceeded $100.0 million as of March 31, 2012.

(2)
Messrs. Adelman, Chandler, Forman, Gravina and Heller serve on the board of directors of FS Investment Corporation and Messrs. Adelman, Forman and Heller serve on the board of directors of FS Investment Corporation II. FS Investment Corporation and FS Investment Corporation II are part of the Fund Complex. Compensation amounts shown include compensation such trustees received from the Company, FS Investment Corporation and FS Investment Corporation II for services rendered during the fiscal year ended December 31, 2012.

        The table below shows the dollar range of equity securities of the Company and the aggregate dollar range of equity securities of the Fund Complex that were beneficially owned by each trustee as of the Record Date stated as one of the following dollar ranges: None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; or over $100,000.

Name of Trustee	Dollar Range of Equity Securities Beneficially Owned in the Company(1)(2)	Aggregate Dollar Range of Equity Securities Beneficially Owned in the Fund Complex(1)(2)
Interested Trustees:
Michael C. Forman	Over $100,000	Over $100,000
David J. Adelman	Over $100,000	Over $100,000
Thomas J. Gravina	Over $100,000	Over $100,000
Michael J. Heller	Over $100,000	Over $100,000
Independent Trustees
Sidney R. Brown	Over $100,000	Over $100,000
Gregory P. Chandler	$50,001-$100,000	Over $100,000
Richard I. Goldstein	Over $100,000	Over $100,000
Charles P. Pizzi	$10,001-$50,000	$50,001-$100,000
Richard W. Vague	Over $100,000	Over $100,000
R. Richard Williams	Over $100,000	Over $100,000

(1)
Beneficial ownership determined in accordance with Rule 16a-1(a)(2) under the Exchange Act.

(2)
The dollar range of equity securities beneficially owned by trustees is based on the Company's public offering price of $10.60 per share as of the Record Date. The dollar range of equity securities of FS Investment Corporation beneficially owned by trustees of the Company, if applicable, is based on a price of $10.80 per share, which is the last offering price at which FS Investment Corporation issued shares in its public offering in May 2012. The dollar range of equity securities of FS Investment Corporation II beneficially owned by trustees of the Company, if applicable, is based on a price of $10.40 per share of FS Investment Corporation II, which is the public offering price of such securities as of the Record Date.

Certain Relationships and Related Transactions

        The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. For example, the Company's Code of Business Conduct and Ethics generally prohibits any employee, officer or trustee from engaging in any transaction where there is a conflict between such individual's personal interest and the interests of the Company. Waivers to the Code of Business Conduct and Ethics for any executive officer or member of the Board must be approved by the Board and are publicly disclosed as required by applicable law and regulations. In addition, the Audit Committee is required to review and approve all related-party transactions (as defined in Item 404 of Regulation S-K promulgated under the Exchange Act). Prior to the occurrence of a liquidity event, all future transactions with affiliates of the Company will be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of the Board, including a majority of the Independent Trustees.

        The Company has entered into an investment advisory and administrative services agreement with FS Advisor. Pursuant to the investment advisory and administrative services agreement, FS Advisor is entitled to an annual base management fee of 2.0% of the average value of the Company's gross assets and an incentive fee based on the Company's performance.

        The incentive fee consists of two parts. The first part, which is referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears and equals 20.0% of "pre-incentive fee net investment income" for the immediately preceding quarter and is subject to a hurdle rate, expressed as a rate of return on adjusted capital, as defined in the Company's investment advisory and administrative services agreement, equal to 1.625% per quarter, or an annualized rate of 6.5%. As a result, FS Advisor will not earn this incentive fee for any quarter until the Company's pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.625%. Once the Company's pre-incentive fee net investment income in any quarter exceeds the hurdle rate, FS Advisor will be entitled to a "catch-up" fee equal to the amount of the pre-incentive fee net investment income in excess of the hurdle rate, until the Company's pre-incentive fee net investment income for such quarter equals 2.031%, or 8.125% annually, of adjusted capital. This "catch-up" feature allows FS Advisor to recoup the fees foregone as a result of the existence of the hurdle rate. The second part of the incentive fee, which is referred to as the incentive fee on capital gains during operations, is an incentive fee on capital gains and is determined and payable in arrears as of the end of each calendar year (or upon termination of the investment advisory and administrative services agreement). This fee equals 20.0% of the Company's incentive fee capital gains, which equals the Company's realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees. On August 10, 2012, the Company and FS Advisor entered into an amendment to the investment advisory and administrative services agreement, dated April 28, 2011, to eliminate the third part of the incentive fee, also referred to as the subordinated liquidation incentive fee, which entitled FS Advisor to 20.0% of the net proceeds from a liquidation of the Company in excess of adjusted capital, as calculated immediately prior to liquidation.

        The Company commenced accruing fees under the investment advisory and administrative services agreement on July 18, 2011, upon commencement of the Company's operations. Management fees are paid on a quarterly basis in arrears. During the year ended December 31, 2012, FS Advisor earned approximately $7.8 million in base management fees. During the year ended December 31, 2012, approximately $1.8 million in base management fees were applied to offset the liability of Franklin Square Holdings under the expense reimbursement agreement discussed below and $2.9 million in base management fees were paid to FS Advisor during such period. As of December 31, 2012, approximately $3.5 million in base management fees were payable to FS Advisor.

        The Company accrues for the capital gains incentive fee, which, if earned, is paid annually. The Company accrues the incentive fee based on net realized and unrealized gains; however, under the terms of the investment advisory and administrative services agreement, the fee payable to FS Advisor is based on realized gains and no such fee is payable with respect to unrealized gains unless and until such gains are actually realized. During the year ended December 31, 2012, the Company accrued approximately $6.4 million of capital gains incentive fees based on the performance of its portfolio, of which $5.5 million was based on unrealized gains and $953,000 was based on realized gains. The Company did not pay any amounts to FS Advisor in respect of the capital gains incentive fee during the year ended December 31, 2012.

        The Company reimburses FS Advisor for expenses necessary to perform services related to the Company's administration and operations. The amount of this reimbursement is set at the lesser of (1) FS Advisor's actual costs incurred in providing such services and (2) the amount that the Company estimates it would be required to pay alternative service providers for comparable services in the same geographic location. FS Advisor is required to allocate the cost of such services to the Company based on objective factors such as total assets, revenues, time allocations and/or other reasonable metrics. The Board then assesses the reasonableness of such reimbursements based on the breadth, depth and quality of such services as compared to the estimated cost to the Company of obtaining similar services from third-party providers known to be available. In addition, the Board considers whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, the Board compares the total amount paid to FS Advisor for such services as a percentage of the Company's net assets to the same ratio as reported by other comparable BDCs.

        During the year ended December 31, 2012, the Company incurred administrative services expenses of approximately $807,000 attributable to FS Advisor, of which approximately $611,000 related to the allocation of costs of administrative personnel for services rendered to the Company by employees of FS Advisor and the remainder related to other reimbursable expenses. During the year ended December 31, 2012, the Company paid FS Advisor approximately $700,000 for the services rendered under this arrangement. As of December 31, 2012, there was approximately $159,000 in administrative services expenses payable to FS Advisor.

        Franklin Square Holdings funded offering costs and organization costs in the amount of approximately $505,000 for the year ended December 31, 2012. These costs have been recorded by the Company as a contribution to capital. The offering costs were offset against capital in excess of par value on the consolidated financial statements and the organization costs were charged to expense as incurred by the Company.

        The dealer manager for the Company's continuous public offering is FS2 Capital Partners, LLC, which is one of the Company's affiliates. During the year ended December 31, 2012, FS2 Capital Partners, LLC retained approximately $10.2 million for selling commissions and dealer manager fees in connection with the sale of Common Shares.

        Under the terms of the investment advisory and administrative services agreement, upon satisfaction of the minimum offering requirement, FS Advisor became entitled to receive 1.5% of gross proceeds raised in the Company's continuous public offering until all offering costs and organization costs funded by FS Advisor or its affiliates (including Franklin Square Holdings) have been recovered. On July 18, 2011, the Company satisfied the minimum offering requirement. The Company paid total reimbursements of approximately $2.1 million to FS Advisor and its affiliates during the year ended December 31, 2012. The reimbursements are recorded as a reduction of capital. As of December 31, 2012 no amount remains reimbursable to FS Advisor and its affiliates under this arrangement.

        In December 2010, Michael C. Forman and David J. Adelman, the principals of FS Advisor, contributed an aggregate of $200,000 to purchase 22,444 Common Shares (as adjusted for share distributions) at $8.91 per share, which represents the initial public offering price (as adjusted for share distributions), net of selling commissions and dealer manager fees. The principals have agreed not to tender these Common Shares for repurchase as long as FS Advisor remains the Company's investment adviser.

        In April 2011, pursuant to a private placement, Messrs. Forman and Adelman agreed to purchase, through affiliated entities controlled by each of them, 224,444 additional Common Shares (as adjusted for share distributions) at $8.91 per share (as adjusted for share distributions). The principals have agreed not to tender these Common Shares for repurchase as long as FS Advisor remains the Company's investment adviser. In connection with the same private placement, certain members of the Board and other individuals and entities affiliated with FS Advisor agreed to purchase 1,459,320 Common Shares (as adjusted for share distributions), and certain individuals and entities affiliated with GSO Capital Partners LP, the Company's investment sub-adviser, agreed to purchase 561,111 Common Shares (as adjusted for share distributions), in each case at a price of $8.91 per share (as adjusted for share distributions). In connection with the private placement, the Company issued an aggregate of 2,244,875 Common Shares (as adjusted for share distributions) for aggregate proceeds of approximately $20.0 million, upon satisfaction of the minimum offering requirement on July 18, 2011.

        FS Advisor's senior management team is comprised of the same personnel as the senior management teams of FB Income Advisor, LLC and FSIC II Advisor, LLC, the investment advisers to Franklin Square Holdings' other affiliated BDCs, FS Investment Corporation and FS Investment Corporation II, respectively. As a result, such personnel provide investment advisory services to the Company and each of FS Investment Corporation and FS Investment Corporation II. While none of FS Advisor, FB Income Advisor, LLC or FSIC II Advisor, LLC is currently making private corporate debt investments for clients other than the Company, FS Investment Corporation and FS Investment Corporation II, respectively, any, or all, may do so in the future. In the event that FS Advisor undertakes to provide investment advisory services to other clients in the future, it intends to allocate investment opportunities in a fair and equitable manner consistent with the Company's investment objectives and strategies, if necessary, so that the Company will not be disadvantaged in relation to any other client of FS Advisor or its management team. In addition, even in the absence of FS Advisor retaining additional clients, it is possible that some investment opportunities may be provided to FS Investment Corporation and/or FS Investment Corporation II rather than to the Company.

        Prior to February 14, 2012, Franklin Square Holdings agreed to reimburse the Company for expenses in an amount that was sufficient to ensure that, for tax purposes, the Company's net investment income and net capital gains were equal to or greater than the cumulative distributions paid to its shareholders in each quarter. This arrangement was designed to ensure that no portion of the Company's distributions represented a return of capital for its shareholders. Under this arrangement, Franklin Square Holdings had no obligation to reimburse any portion of the Company's expenses.

        Pursuant to an Expense Support and Conditional Reimbursement Agreement, dated as of February 14, 2012 (the "expense reimbursement agreement"), Franklin Square Holdings has agreed to reimburse the Company for expenses in an amount that is sufficient to ensure that no portion of the Company's distributions to shareholders will be paid from its offering proceeds or borrowings. However, because certain investments the Company may make, including preferred and common equity investments, may generate dividends and other distributions to the Company that are treated for tax purposes as a return of capital, a portion of the Company's distributions to shareholders may also be deemed to constitute a return of capital for tax purposes to the extent that the Company may use such dividends or other distribution proceeds to fund its distributions to shareholders. Under those circumstances, Franklin Square Holdings will not reimburse the Company for the portion of such distributions to shareholders that represent a return of capital for tax purposes, as the purpose of the expense reimbursement arrangement is not to prevent tax-advantaged distributions to shareholders.

        Under the expense reimbursement agreement, Franklin Square Holdings will reimburse the Company for expenses in an amount equal to the difference between the Company's cumulative distributions paid to its shareholders in each quarter, less the sum of the Company's net investment income for tax purposes, net capital gains and dividends and other distributions paid to the Company on account of preferred and common equity investments in portfolio companies (to the extent such amounts are not included in net investment income or net capital gains for tax purposes) in each quarter.

        Pursuant to the expense reimbursement agreement, the Company will have a conditional obligation to reimburse Franklin Square Holdings for any amounts funded by Franklin Square Holdings under such agreement if (and only to the extent that), during any fiscal quarter occurring within three years of the date on which Franklin Square Holdings funded such amount, the sum of the Company's net investment income for tax purposes, net capital gains and the amount of any dividends and other distributions paid to the Company on account of preferred and common equity investments in portfolio companies (to the extent not included in net investment income or net capital gains for tax purposes) exceeds the distributions paid by the Company to shareholders.

        The Company or Franklin Square Holdings may terminate the expense reimbursement agreement at any time. Franklin Square Holdings has indicated that it expects to continue such reimbursements until it deems that the Company has achieved economies of scale sufficient to ensure that the Company bears a reasonable level of expenses in relation to its income. If the Company terminates the investment advisory and administrative services agreement with FS Advisor, the Company will be required to repay Franklin Square Holdings all reimbursements funded by Franklin Square Holdings within three years of the date of termination.

        The specific amount of expenses reimbursed by Franklin Square Holdings, if any, will be determined at the end of each quarter. Franklin Square Holdings is controlled by the Company's chairman, president and chief executive officer, Michael C. Forman, and the Company's vice-chairman, David J. Adelman. There can be no assurance that the expense reimbursement agreement will remain in effect or that Franklin Square Holdings will reimburse any portion of the Company's expenses in future quarters.

        During the year ended December 31, 2012, the Company received approximately $213,000 in cash reimbursements from Franklin Square Holdings and offset $1.8 million in base management fees payable by the Company to FS Advisor under the investment advisory and administrative services agreement against reimbursements due from Franklin Square Holdings. As of December 31, 2012, the Company had no reimbursements due from Franklin Square Holdings.

        Under the expense reimbursement agreement, amounts reimbursed to the Company by Franklin Square Holdings may become subject to repayment by the Company in the future. During the year ended December 31, 2012, the Company accrued approximately $1.4 million for expense recoupments payable to Franklin Square Holdings, of which approximately $349,000 was paid to Franklin Square Holdings during such period. As of December 31, 2012, approximately $1.1 million of reimbursements were payable by the Company to Franklin Square Holdings.

Section 16(a) Beneficial Ownership Reporting Compliance

        Pursuant to Section 16(a) of the Exchange Act, the Company's trustees and executive officers, and any persons holding more than 10% of its Common Shares, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company's review of Forms 3, 4 and 5 filed by such persons and information provided by the Company's trustees and officers, the Company believes that during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to such persons were timely filed.

Required Vote

        Each trustee nominee shall be elected by a plurality of all the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on the Trustee Proposal. Common Shares represented by broker non-votes also are not considered votes cast and thus have no effect on the Trustee Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE
TRUSTEE NOMINEES.

 PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        McGladrey LLP, 751 Arbor Way, Suite 200, Blue Bell, Pennsylvania 19422, has been appointed to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. McGladrey LLP acted as the Company's independent registered public accounting firm for the fiscal years ended December 31, 2012 and 2011. The Company knows of no direct financial or material indirect financial interest of McGladrey LLP in the Company. A representative of McGladrey LLP will be available by telephone to answer questions during the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so.

        Although action by the shareholders on this matter is not required, the Audit Committee and the Board believe it is appropriate to seek shareholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company's consolidated financial statements. If a quorum is present at the Annual Meeting and the appointment of McGladrey LLP as independent registered public accounting firm for fiscal year ending December 31, 2013 is not ratified by the shareholders, the adverse vote will be considered by the Audit Committee in determining whether to appoint McGladrey LLP as the Company's independent registered public accounting firm for next year.

Fees

        Set forth in the table below are audit fees and non-audit related fees billed to the Company by McGladrey LLP for professional services performed for the Company's fiscal years ended December 31, 2012 and 2011:

Fiscal Year	Audit Fees	Audit-Related Fees(1)	Tax Fees	All Other Fees(2)
2011	$142,887	$44,345	—	—
2012	$310,168	$41,200	—	—

(1)
"Audit-Related Fees" are those fees billed to the Company by McGladrey LLP for services provided by McGladrey LLP or fees billed for expenses relating to the review by McGladrey LLP of the Company's registration statements filed with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act").

(2)
"All Other Fees" are those fees, if any, billed to the Company by McGladrey LLP in connection with permitted non-audit services.

        The Company's Audit Committee reviews, negotiates and approves in advance the scope of work, any related engagement letter and the fees to be charged by the Company's independent registered public accounting firm for audit services and permitted non-audit services for the Company and for permitted non-audit services for FS Advisor and any affiliates thereof that provide services to the Company if such non-audit services have a direct impact on the operations or financial reporting of the Company. Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is considered at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by McGladrey LLP to management. All of the audit and non-audit services described above for which McGladrey LLP billed the Company for the fiscal years ended December 31, 2012 and 2011 were pre-approved by the Audit Committee.

Audit Committee Report

        As part of its oversight of the Company's financial statements, the Audit Committee reviewed and discussed with both management and McGladrey LLP, the Company's independent registered public accounting firm, the Company's consolidated financial statements filed with the SEC for the fiscal year ended December 31, 2012. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with McGladrey LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by McGladrey LLP. Pursuant to the policy, the Audit Committee pre-approves the audit and non-audit services performed by McGladrey LLP in order to assure that the provision of such service does not impair the firm's independence.

        Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by McGladrey LLP to management.

        The Audit Committee received and reviewed the written disclosures and the letter from McGladrey LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey LLP's communications with the Audit Committee concerning independence, and has discussed with McGladrey LLP its independence. The Audit Committee has reviewed the audit fees paid by the Company to McGladrey LLP. It has also reviewed non-audit services and fees to assure compliance with the Company's and the Audit Committee's policies restricting McGladrey LLP from performing services that might impair its independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2012 be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC. The Audit Committee also recommended the appointment of McGladrey LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.

                      Audit Committee Members:
                      Gregory P. Chandler, Chairman
                      Richard Vague R.
                      Richard Williams

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Required Vote

        The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, provided a quorum is present, is required to ratify the appointment of McGladrey LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the Accountant Proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company's independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Common Shares, there will not be any broker non-votes with respect to the Accountant Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF
MCGLADREY LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

 SUBMISSION OF SHAREHOLDER PROPOSALS

        The Company's Amended and Restated Bylaws require the Company to hold an annual meeting of the shareholders for the election of trustees and the transaction of any business within the powers of the Company on a date and at a time set by the Board. In addition, the Company will hold special meetings as required or deemed desirable, or upon the request of holders of at least 10% of the Company's outstanding Common Shares entitled to vote. Any shareholder that wishes to submit a proposal for consideration at a subsequent meeting of the shareholders should mail the proposal promptly to the Secretary of the Company. Any proposal to be considered for submission to shareholders must comply with Rule 14a-8 under the Exchange Act and must be received by the Company in accordance with the Company's Amended and Restated Bylaws and any other applicable law, rule, or regulation regarding trustee nominations. When submitting a nomination to the Company for consideration, a shareholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each trustee nominee: full name, age, and address; class, series and number of Common Shares beneficially owned by the nominee, if any; the date such Common Shares were acquired and the investment intent of such acquisition; whether such shareholder believes the individual is an "interested person" of the Company, as defined in the 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of trustees in an election contest or is otherwise required. To date, the Company has not received any recommendations from shareholders requesting consideration of a candidate for inclusion among the committee's slate of nominees in the Company's proxy statement.

        Pursuant to the Company's Amended and Restated Bylaws, for a trustee nomination or other business to be considered for the next annual meeting of shareholders, notice must be provided in writing and delivered to the Secretary of the Company at the Company's principal executive office before January 30, 2014 but not before December 31, 2013. The timely submission of a proposal does not guarantee its inclusion.

        Any shareholder proposals submitted pursuant to the Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy statement and form of proxy for the 2014 annual meeting of shareholders must be received by the Company on or before December 31, 2013. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: FS Energy and Power Fund, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, Attention: Corporate Secretary.

OTHER MATTERS TO COME BEFORE THE MEETING

        The Board is not aware of any matters that will be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, it is intended that the proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

 INVESTMENT ADVISER AND ADMINISTRATOR, INVESTMENT SUB-ADVISER, DEALER
MANAGER AND SUB-ADMINISTRATOR

        Set forth below are the names and addresses of the Company's investment adviser and administrator, investment sub-adviser, dealer manager and sub-administrator:

INVESTMENT ADVISER AND ADMINISTRATOR	INVESTMENT SUB-ADVISER	DEALER MANAGER	SUB-ADMINISTRATOR
FS Investment Advisor, LLC Cira Centre 2929 Arch Street Suite 675 Philadelphia, PA 19104	GSO Capital Partners LP 345 Park Avenue New York, NY 10154	FS2 Capital Partners, LLC Cira Centre 2929 Arch Street Suite 675 Philadelphia, PA 19104	State Street Bank and Trust Company 4 Copley Place, 5th Floor Boston, MA 02116

        PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE PROXY CARD, WHICH PROVIDES INSTRUCTIONS FOR AUTHORIZING A PROXY BY TELEPHONE OR THROUGH THE INTERNET. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

02 0000000000 1 OF 2 0000178432_1 R1.0.0.51160 FS ENERGY AND POWER FUND 2929 ARCH ST, SUITE 675 PHILADELPHIA, PA 19104 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FS ENERGY AND POWER FUND The Board of Trustees recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of T r ust ees Nominees 0 0 0 01 David J. Adelman 02 Sidney R. Brown 03 Gregory P. Chandler 04 Michael C. Forman 05 Richard I. Goldstein 06 Thomas J. Gravina 07 Michael Heller 08 Charles P. Pizzi 09 Richard W. Vague 10 R. Richard Williams The Board of Trustees recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. JOB # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0000178432_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com . FS ENERGY & POWER FUND Annual Meeting of Shareholders June 20, 2013 This proxy is solicited by the Board of Trustees The undersigned hereby appoints Michael C. Forman and Stephen S. Sypherd, and each of them, as proxies of the undersigned with full power of substitution in each of them, to attend the 2013 Annual Meeting of Shareholders of FS Energy and Power Fund, a Delaware statutory trust (the "Company"), to be held at 11:00 a.m., Eastern Time, on Thursday, June 20, 2013, at the Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, and any adjournments or postponements thereof (the "Annual Meeting"), and vote as designated on the reverse side of this proxy card all of the common shares of beneficial interest, par value $0.001 per share, of the Company ("Common Shares") held of record by the undersigned as of any applicable record date. The proxy statement and the accompanying materials are being mailed to shareholders of record described below on or about , 2013 and are available on the Company's website at www.fsenergyandpowerfund.com. All properly executed proxies representing Common Shares received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the Common Shares will be voted FOR the proposal to elect each of the trustee nominees and FOR the proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the board of trustees of the Company knows of no other business to be presented at the Annual Meeting. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise. Shareholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her Common Shares in person or by submitting a letter of revocation or a later- dated proxy to the Company at the above address prior to the date of the Annual Meeting. Continued and to be signed on reverse side

QuickLinks

FS ENERGY AND POWER FUND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held On June 20, 2013
ANNUAL MEETING OF SHAREHOLDERS To Be Held On June 20, 2013 PROXY STATEMENT GENERAL
PROPOSAL 1: ELECTION OF TRUSTEES
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE TRUSTEE NOMINEES.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER MATTERS TO COME BEFORE THE MEETING
INVESTMENT ADVISER AND ADMINISTRATOR, INVESTMENT SUB-ADVISER, DEALER MANAGER AND SUB-ADMINISTRATOR